Exhibit No. 10.1

RAMP NETWORKS, INC.

2000 NON-STATUTORY STOCK OPTION PLAN

1. Purposes of the Plan. The purposes of this 2000 Non-Statutory Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and its Subsidiaries to promote the success of the Company's business. Options granted hereunder shall be Nonstatutory Stock Options.

2. Definitions. As used herein, the following definitions shall apply:

(a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

(b) "Affiliate" means an entity other than a Subsidiary in which the Company owns a significant interest directly or indirectly, as determined in the discretion of the Administrator, or which, together with the Company, is under common control of a third person or entity.

(c) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any Stock Exchange rules and regulations and the applicable laws of any other country or jurisdiction where Options are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time; provided, however, that to the extent permitted under such laws, rules, regulations and requirements, the rights of any participant under the Plan shall be determined in accordance with the law of the State of California, without giving effect to principles of conflict of law.

(d) "Board" means the Board of Directors of the Company.

(e) "Change of Control" means a sale of all or substantially all of the Company's assets, or any merger or consolidation of the Company with or into another corporation other than a merger or consolidation in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.

(f) "Code" means the Internal Revenue Code of 1986, as amended.

(g) "Committee" means the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

(h) "Common Stock" means the Common Stock of the Company.

(i) "Company" means Ramp Networks, Inc., a Delaware corporation.

(j) "Consultant" means any person who is engaged by the Company or any Parent, Subsidiary or Affiliate to render consulting services and is compensated for such consulting services, excluding Officers, Named Executives and Directors.

(k) "Continuous Service Status" means the absence of any interruption or termination of service as an Employee or Consultant to the Company or a Parent, Subsidiary or Affiliate. Continuous Service Status shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) transfers between locations of the Company or between the Company, its Parent(s), Subsidiaries or Affiliates or their respective successors. Unless otherwise determined by the Administrator, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute termination or interruption of Continuous Service Status.

(l) "Corporate Transaction" means a sale of all or substantially all of the Company's assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.

(m) "Director" means a member of the Board.

(n) "Employee" means any person who is employed by the Company or any Parent, Subsidiary or Affiliate of the Company, excluding Officers, Named Executives and Directors. Notwithstanding the foregoing, an Officer who was not previously employed by the Company and for whom an Option grant is an inducement essential to the Officer's entering into an employment relationship or contract with the Company shall be treated as an Employee for purposes of the Option grant made to the Officer in connection with commencement of the Officer's employment with the Company.

(o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(p) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange on the date of determination, or if no trading occurred on the date of determination, on the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or if no bids occurred on the date of determination, on the last trading day prior to the date of determination) as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(q) "Named Executive" means any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four highest compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

(r) "Nonstatutory Stock Option" means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Option Agreement.

(s) "Officer" means a person who is appointed or elected by the Board of Directors as an officer of the Company, including but not limited to a person who is an officer within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t) "Option" means a Non-Statutory Stock Option granted pursuant to the Plan.

(u) "Option Agreement" means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(v) "Optioned Stock" means the Common Stock subject to an Option.

(w) "Optionee" means an Employee or Consultant who receives an Option.

(x) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y) "Plan" means this 2000 Non-Statutory Stock Option Plan.

(z) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(aa) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 2,500,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock that are retained by the Company upon exercise of an Option in order to satisfy the exercise or purchase price for such Option or any withholding taxes due with respect to such exercise shall be treated as not issued and shall continue to be available under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

4. Administration of the Plan.

(a) Composition of Administrator. The Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. If a Committee has been appointed pursuant to this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, the specific duties delegated by, or limitations of authority imposed by, the Board to or on such Committee, the Administrator shall have the authority, in its discretion:

(i) to grant Options under the Plan;

(ii) to determine, upon review of relevant information and in accordance with Section 2(o) of the Plan, the Fair Market Value of the Common Stock;

(iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 10(a) of the Plan;

(iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option;

(v) to interpret the Plan;

(vi) to approve forms of agreement for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, Optioned Stock or Restricted Stock, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to determine whether and under what circumstances an Option may be settled in cash under Section 9(f) instead of Common Stock;

(viii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted and to make any other amendments or adjustments to any Option that the Administrator determines, in its discretion and under the authority granted to it under the Plan, to be necessary or advisable, provided however that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Optionee shall be made without the prior written consent of the Optionee;

(x)  to initiate an Option Exchange Program;

(xi)  to construe and interpret the terms of the Plan and awards granted under the Plan; and

(xii) in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

(e) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.

5. Eligibility.

(a) Recipients of Grants. Options may be granted only to Employees and Consultants. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

(b) Type of Option. Each Option shall be designated in the Option Agreement as a Nonstatutory Stock Option.

(c) At-Will Relationship. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with such holder's right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

6. Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan.

7. Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8. Exercise Price and Consideration.

(a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (1) cash, (2) check, (3) delivery or optionee's promissory note with such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate (subject to provisions of Applicable Law, (4) cancellation of indebtedness, (5) surrender of other Shares which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) any combination of such methods of payment, (8) any combination of the foregoing methods of payment; or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under the Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company, and the Administrator may refuse to accept a particular form of consideration at the time of any Option exercise if, in its sole discretion, acceptance of such form of consideration is not in the best interests of the Company at such time.

9. Exercise of Option.

(a) Vesting. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee.

(b) Procedure for Exercise. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(c) Rights as a Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

(d) Termination of Continuous Service Status. In the event of termination of an Optionee's Continuous Service Status, such Optionee's right to exercise the Option shall cease and the Option shall forthwith become void and cease to have effect, except as set forth specifically in the Option Agreement.

If required by the Applicable Laws, an Option shall be exercisable by the Optionee for a period of time following the termination of the Optionee's Continuous Service as follows:

(i) In the event of termination of Continuous Service Status for reasons other than the Optionee's disability or death, the Option shall be exercisable by the Optionee following such termination for a period of not less than thirty (30) days, as is determined by the Administrator after the date of such termination of Continuous Service (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise the Option to the extent so entitled within the time specified above, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.

(ii) In the event of termination of Continuous Service Status as a result of Optionee's disability, such Optionee may, but only within six (6) months (or such longer period of time as is determined by the Administrator), from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.

(iii) In the event of the death of an Optionee prior to termination of his or her Continuous Service Status, the Option may be exercised at any time within six (6) months (or such longer period of time as is determined by the Administrator), following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement) by such Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death or, if earlier, the date of termination of the Optionee's Continuous Service. To the extent that the Optionee was not entitled to exercise the Option at the date of death or termination, as the case may be, or if the Optionee does not exercise such Option to the extent so entitled within the time specified above, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.

(e) Extension of Exercise Period. The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following termination of an Optionee's Continuous Service Status from the periods set forth in Sections 9(d)(i), (ii) or (iii) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided, that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.

(f) Buy-Out Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time such offer is made.

10. Taxes.

(a) As a condition of the exercise of an Option granted under the Plan, the Optionee (or in the case of the Optionee's death, the person exercising the Option) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of an Option and the issuance of Shares. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(b) In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option.

(c) In the case of a Optionee other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Optionee shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the minimum statutory amount required to be withheld. For purposes of this Section 10, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the "Tax Date").

(d) If permitted by the Administrator, in its discretion, a Optionee may satisfy his or her tax withholding obligations upon exercise of an Option by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a Fair Market Value determined as of the applicable Tax Date equal to the minimum statutory amount required to be withheld.

(e) Any election or deemed election by a Optionee to have Shares withheld to satisfy tax withholding obligations under Section 10(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by an Optionee under Section 11(d) above must be made on or prior to the applicable Tax Date.

(f) In the event an election to have Shares withheld is made by a Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

11. Non-Transferability of Options. The Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution; provided, that the Administrator may in its discretion grant transferable Options pursuant to option agreements specifying (i) the manner in which such Options are transferable and (ii) that any such transfer shall be subject to the Applicable Laws. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 11.

12. Adjustments Upon Changes in Capitalization, Corporate Transaction and Other Transaction.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option and the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any change in the number of Shares of Common Stock effected in connection with a change of domicile of the Company), or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company that is not a Corporate Transaction, each outstanding Option will terminate immediately upon the consummation of such dissolution or liquidation, unless otherwise provided by the Administrator.

(c) Corporate Transactions; Change of Control. In the event of a Corporate Transaction, including a Change of Control, the Administrator shall, as to outstanding Options, either (i) provide that such Options shall be assumed by the successor corporation or a Parent or Subsidiary of such successor corporation (such entity, the "Successor Corporation") or that the Successor Corporation shall substitute with respect to such Options equivalent options; (ii) provide upon notice to Optionees that all Options, to the extent then exercisable or to be exercisable as a result of the Change of Control, must be exercised on or before a specified date (which date shall be at least five (5) days from the date of the notice), after which the Options shall terminate; or (iii) terminate each Option in its entirety in exchange for a payment of cash, securities and/or other property equal to the excess of the Fair Market Value of the Shares with respect to which the Option is vested and exercisable immediately prior to the consummation of the transaction over the aggregate exercise price thereof. In the event of a Change of Control, all conditions and restrictions with respect to Restricted Shares shall lapse, except to the extent such conditions and restrictions are assigned to the successor corporation (or its Parent) in connection with the Change of Control.

For purposes of this Section 12(c), an Option shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each Optionee would be entitled to receive upon exercise of an Option the same number and kind of shares of stock or the same amount of property, cash or securities as the Optionee would have been entitled to receive upon the occurrence of such transaction if the Optionee had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the Option at such time (after giving effect to any adjustments in the number of Shares covered by the Option as provided for in this Section 12); provided however that if such consideration received in the transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Option to be solely common stock of the successor corporation or its Parent equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

(d) Certain Distributions. In the event of any distribution to the Company's shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share of Common Stock covered by each outstanding Option to reflect the effect of such distribution.

13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

14. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable

(b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not adversely affect Options already granted (except to the extent contemplated by such Options) and such Options shall remain in full force and effect, unless mutually agreed otherwise between the Optionee and the Board (or other body then administering the Plan), which agreement must be in writing and signed by the Optionee and the Company.

15. Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by the Applicable Laws.

16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

17. Option Agreements. Options shall be evidenced by Option Agreements in such forms as the Administrator shall from time to time approve.